EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated March 26, 1997, with respect to the financial statements of Owatonna Canning Company for the years ended February 28, 1997, February 29, 1996 and February 28, 1995 included on pages 6 through 21 of this Current Report on Form 8-K dated September 15, 1997.

                 Registration
Form                   No.                 Description
S-3              33-58424                  Dividend Reinvestment Plan
S-3              33-41057                  Common Stock issuable upon conversion of Convertible
                                           Subordinated Debentures
S-3              333-00789                 Debt Securities, Preferred Stock, Preference Stock,
                                           Depositary Shares, Common Stock and Securities Warrants
S-8              33-2241                   Chiquita Savings and Investment Plan
                 33-16801
                 33-42733
                 33-56572
S-8              33-14254                  1986 Stock Option and Incentive Plan
                 33-38284
                 33-41069
                 33-53993
S-8              33-25950                  Individual Stock Option Plan
S-8              33-38147                  Associate Stock Purchase Plan

                         /s/ Hutton, Nelson & McDonald LLP


Oakbrook Terrace, Illinois
October 3, 1997